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                                                                   EXHIBIT 10.1




                                ESCROW AGREEMENT


         ESCROW AGREEMENT dated as of _______________, 1996, among Captec
Franchise Capital Partners L.P. IV, a   Delaware limited partnership (the
"Partnership"), and Captec Franchise Capital Corporation IV, the managing general partner of the Partnership (the "Managing General Partner") and ______________________ (the "Escrow Agent"). Unless otherwise indicated, capitalized terms contained herein shall have the meanings set forth in the Registration Statement on Form S-11 as declared effective by the Securities and Exchange Commission (the "SEC") on _______________, 1996, and as from time to time supplemented and/or amended (the "Registration Statement").

         WHEREAS, the Partnership intends to enter into agreements (the "Agreement(s)"), with one or more broker-dealers (the "Participating Dealer(s)") who are members of the National Association of Securities Dealers, Inc. (the "NASD"), pursuant to which such Participating Dealer(s) will participate, on a "best efforts, part or none" basis, in an offering, pursuant to the prospectus (the "Prospectus") included in the Registration Statement of $30,000,000 of the Partnership's units of limited partnership interest ("Units") at $1,000 per unit, with the minimum required subscription being $2,000 (2 Units).

         WHEREAS, the Partnership desires that the Escrow Agent serve as its escrow agent and the Escrow Agent is qualified to, and desires to, serve as escrow agent of the Partnership according to the terms and conditions of this Escrow Agreement;

         NOW, THEREFORE, the parties agree as follows:

         1. The Partnership shall have delivered a copy of its Prospectus to the Escrow Agent prior to delivery of any subscription proceeds to the Escrow Agent.

         2. All funds received from subscribers for the Units will be delivered promptly after receipt by the Participating Dealer(s) to the Escrow Agent. Checks for such funds shall be made payable to "_______________________, Escrow Agent for Captec Franchise Capital Partners L.P. IV" and sent to the attention of ______________________________________________________________,
together with a copy of the signature page of the Subscription Agreement containing the name of the subscriber, the cash contribution of the subscriber, the investment units being purchased by the subscriber, and the state of residence of the subscriber. On receipt of such funds and signature page, the Escrow Agent shall acknowledge receipt by faxing a copy of the signature page to the Partnership. The Partnership shall execute and fax a deposit letter to the Escrow Agent within one (1) business day of receipt of each such signature page setting forth the name of the subscriber and the amount of the check to be deposited. The Escrow Agent shall acknowledge receipt of the funds deposited by signing, dating and faxing the deposit letter to the Partnership within one (1) business day of receipt of such deposit letter. Funds deposited with the Escrow Agent shall be held for the benefit of subscribers in an escrow account to be established and maintained by the Escrow Agent.

         3. The Escrow Agent will hold all funds received by it pursuant to the terms of this Agreement, subject to the following events:

                 (i) All funds received by the Escrow Agent prior to the earlier of (a) the sale of not less than 2,000 Units ($2,000,000; hereinafter, the "Minimum Number of Units") or (ii) one year after the effective date of the Registration Statement (the "Termination Date"), are to

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be invested by the Escrow Agent in such investments as the Managing General
Partner shall direct by telephonic communication, followed by written confirmation, but only in interest-bearing bank accounts, including savings accounts and bank money market accounts, short term certificates of deposit issued by a bank (including short term certificates of deposit issued by the Escrow Agent), short term securities issued or guaranteed by the United States Government and any other investments permitted by Rule 15c2-4 promulgated under the Securities Act of 1934 ("Permitted Investments").

                 (ii) If the Minimum Number of Units is subscribed for by the close of business on the Termination Date, then subscription proceeds and interest, if any, earned on subscription proceeds, will be released to the Partnership. In the event that the Escrow Agent receives funds representing subscriptions from the sale of the Minimum Number of Units prior to the close of business on the Termination Date, all checks for the payment thereof have been cleared through the banking system, and shall have received a certificate executed by an officer of the Partnership stating that the Minimum Number of Units has been sold, the Escrow Agent will deliver, on the Initial Closing Date, which shall occur not later than the first business day after subscriptions for the Minimum Number of Units have been received, or such later date as the Partnership shall designate, all of the funds which have cleared the banking system (including all income from investments) then being held in escrow by the Escrow Agent to the Partnership; provided, however, that the Escrow Agent shall have no duty to inquire into or follow the use of such distributed funds once paid over to the Partnership as aforesaid. Subsequent to the Initial Closing Date, the Escrow Agent shall transfer all funds received by it to the Partnership's operating account on a weekly basis or on a less frequent basis as directed by the Partnership. While funds are held pending such transfer, the Managing General Partner may also direct the Escrow Agent to invest subscription proceeds in Permitted Investments and in interest-bearing bank accounts, including savings accounts and bank money market accounts, short term certificates of deposit issued by the Escrow Agent, short term United States government securities, certificates of deposit of United States banks with a net worth of at least $20,000,000, bankers' acceptances, commercial paper rated A-I or better by Moody's Investors Service, Inc., money market funds having assets in excess of $100,000,000, interest-bearing time deposits in banks and thrift institutions or any combination of these investments ("Other Permitted Investments"). Upon distribution by the Escrow Agent of the foregoing items and receipt by the Escrow Agent of the fees and expenses to which it is entitled, this Escrow Agreement shall terminate.

                 (iii) In the event that the Escrow Agent has not received funds representing subscriptions from the sale of the Minimum Number of Units prior to the close of business on the Termination Date, then, upon receipt of written instructions from the Partnership, the Escrow Agent shall promptly, after it receives such instructions (including instructions as to the division of interest hereinafter referred to and a list of the subscribers, the amount of Units subscribed for and the cash contribution of each subscriber), remit to subscribers the respective amounts which subscribers have paid, together with interest earned on such subscription amounts from the first business day of the week following the date on which each subscriber's proceeds were deposited with the Escrow Agent through the date of the release of proceeds (less amounts withheld pursuant to the back-up withholding rules imposed on payments of interest). The Managing General Partner will provide instructions to the Escrow Agent as to the disposition of the interest




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earned on each such subscriber's deposited funds and assume responsibility for preparing and filing any required tax forms. Upon distribution to subscribers by the Escrow Agent of all subscription funds together with all interest earned on such subscription amounts, and receipt by the Escrow Agent of the fees and expenses to which it is entitled, this Escrow Agreement shall terminate.

                 (iv) Funds received by the Escrow Agent which are directed by the Partnership to be invested in Permitted Investments and Other Permitted Investments shall be so invested by the Escrow Agent as funds clear, provided, however, that all such funds shall be invested not later than five (5) business days after receipt by the Escrow Agent. All investments shall be made by the Escrow Agent in a name clearly designating ________________________, as Escrow Agent for the Partnership.

                 (v) Upon receipt by the Escrow Agent of notification from the Partnership that a subscription has been rejected, withdrawn or reduced, or that a subscriber's funds include an amount in excess of the subscription price (and, in the case of a withdrawal or reduction, a written direction from the subscriber or his broker-dealer), the Escrow Agent shall promptly refund the subscription proceeds or the excess amount, as the case may be, without interest, to the subscriber; provided, however, that if the Partnership does not provide such notification within five (5) calendar days of the deposit, the Escrow Agent shall be permitted to transfer such funds to the Partnership in accordance with paragraph 3(iii) hereof.

         4.      (i)      Notwithstanding anything to the contrary contained in
this Agreement, the Escrow Agent shall not be liable for any of the following, except in the event of gross negligence or willful misconduct on the part of the Escrow Agent: the failure of any of the conditions of this Agreement or damage caused by the exercise of its discretion in any particular manner, or for any reason; the failure of the Escrow Agent to ascertain the terms or conditions, or to comply with any of the provisions of any agreement, contract or other document filed herewith or referred to herein, nor shall the Escrow Agent be liable or responsible for forgeries or false impersonation.

                 (ii) The Escrow Agent's duties shall be only such as are herein specifically provided, being purely ministerial in nature, and the Escrow Agent shall incur no liability except for willful misconduct or gross negligence so long as the Escrow Agent has acted in good faith.

                 (iii) The parties agree to indemnify and hold harmless the Escrow Agent for any loss, liability, or expense (including reasonable attorneys' fees), except for willful misconduct or gross negligence, arising in connection with carrying out any of the provisions of this Agreement, including litigation. The Escrow Agent shall not be required to any act or thing which in its opinion might subject it to any liability unless it shall have received an indemnity satisfactory to it.

         5.      (i)      It is further agreed that if any controversy arises
between the parties hereto (other than the Escrow Agent) or with any third party with respect to the subject matter of this Agreement, its terms or conditions, the Escrow Agent shall not be required to determine the same





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or take any action in the premises, but the Escrow Agent may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as the Escrow Agent may require, notwithstanding anything in this Agreement to the contrary, and in such event the Escrow Agent shall not be liable for interest or damages prior to such settlement.

                 (ii) The Escrow Agent shall not be required to institute legal proceedings of any kind or to defend any lawsuit brought in connection with the escrowed funds. In the event of its participation in any such legal proceeding, the Escrow Agent shall be reasonably compensated for its services and expenses as provided in Section 7 hereof. The Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with it, and the Escrow Agent shall be fully protected in acting in accordance with any written instruction given to it hereunder and believed by it to have been signed or given by the proper parties as designated by the Partnership.

                 (iii) The Escrow Agent may consult with legal counsel, who may also be counsel to any of the parties to this agreement, in the event of any dispute or question as to the construction of the terms of this Agreement or with respect to the Escrow Agent's duties under this Agreement, and the Escrow Agent shall incur no liability and shall be fully protected for acting in good faith in accordance with the opinion and instructions of such counsel.

         6.      (i)      Notwithstanding anything to the contrary contained in
this Agreement, the Escrow Agent (a) may resign from its duties under this Escrow Agreement by giving sixty (60) days prior written notice of such resignation to the other parties hereto and (b) may be discharged from its duties under this Agreement upon the receipt from the other parties hereto of sixty (60) days prior written notice of such discharge. Upon the resignation or discharge of the Escrow Agent, the funds along with all records, certificates, affidavits and other documents maintained by the Escrow Agent in connection with such funds shall be returned to the Partnership or delivered to a substitute escrow agent that the Partnership shall retain to perform the functions theretofore performed by the Escrow Agent under this Agreement, as the Partnership shall direct the Escrow Agent in writing.

                 (ii) Should the parties not designate a successor agent within sixty (60) days of the Escrow Agent's resignation, or should any dispute arise with respect to the agreement or the escrowed property, the Escrow Agent may deposit the property in the Circuit Court for Washtenaw County, Michigan and interplead such dispute and the parties will hold the Escrow Agent harmless and indemnify it against all consequences and expenses which may be incurred.

         7. The Escrow Agent shall receive as compensation for its services each year, or any part of a year, the fees set forth on the attached schedule, which fees shall be withheld and deducted form the escrowed property, to the extent available and shall otherwise be paid by the Partnership. The Escrow Agent shall also be entitled to be reimbursed for actual out-of-pocket expenses, including reasonable legal fees and expenses.

         It is understood that the fees and charges agreed upon for the Escrow Agent's services shall be considered compensation for its ordinary services as contemplated by this Agreement,





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and, in the event it renders any service not provided for in this Escrow
Agreement or there is any modification, or any controversy arises, or Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this Agreement or the subject matter thereof, the Escrow Agent shall be reasonably compensated by the parties for such extraordinary services and reimbursed for all reasonable cost and expenses incurred.

         8. The Escrow Agent shall have no duty or responsibility to pay any federal, state or local income taxes on any escrowed property or to make or file any tax returns or other governmental reports. The escrowed property shall be considered to be the property of the respective investors for all tax purposes. The Escrow Agent is authorized to file Forms 1099 with the Internal Revenue Service if required.

         9. In the event legal action is instituted between the parties hereto to enforce this Escrow Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and actual costs incurred in connection with such action.

         10. If, within thirty (30) days after the receipt by the Escrow Agent of any check or instrument under this Agreement, the Escrow Agent shall inform the Partnership that such check or instrument has twice been entered for collection by it hereunder and is uncollectible and payment of the funds represented by such check or instrument has been made pursuant to the terms of this Escrow Agreement, then the Partnership shall promptly reimburse the Escrow Agent for such payment, and the Escrow Agent shall deliver the returned check or instrument to the Participating Dealer for return to the subscriber; provided, however, that nothing contained herein shall require the Escrow Agent to invest or pay out funds which it has reason to believe are uncollectible.

         11. Unless otherwise directed by the Partnership by telephonic communication, all distributions by the Escrow Agent pursuant to this Agreement shall be wire transfer.

         12. All notices, communications and instructions required or desired to be given under this Escrow Agreement shall be in writing and shall be deemed to be duly given if hand delivered or sent by registered or certified mail, return receipt requested, or overnight courier to the following addresses or to such other address as may be furnished to the other parties as herein provided:

         To the Escrow Agent:     ______________________________

                                  ______________________________

                                  ______________________________

                                  Facsimile No.:___________


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         To the Partnership:      Captec Franchise Capital Partners L.P. IV
                                  c/o Captec Franchise Capital Corporation IV
                                  24 Frank Lloyd Wright Drive
                                  P.O. Box 544
                                  Ann Arbor, Michigan 48106
                                  Attn:  Patrick L. Beach
                                  Facsimile No. 313-994-1376

         Copy to:                 Jaffe, Raitt, Heuer & Weiss, P.C.
                                  One Woodward Avenue
                                  Suite 2400
                                  Detroit, MI 48226
                                  Attn:  Mr. Joel J. Morris

         13.     (i)      This Escrow Agreement shall not be amended, modified
or rescinded, except as provided herein or by a written instrument signed by all of the parties to this Agreement.

                 (ii) This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14. This Escrow Agreement, the rights and obligations of the parties hereunder and all performance hereunder shall be governed and construed in accordance with the laws of the State of Michigan, and shall inure to and be binding on the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first above written.

                                  CAPTEC FRANCHISE CAPITAL PARTNER L.P.
                                  IV

                                  By: Captec Franchise Capital Corporation IV, as General Partner


                                       By:_____________________________________
                                              W. Ross Martin
                                              Chief Financial Officer

                                  _____________________________________________

                                  By:__________________________________________

                                  Its:_________________________________________






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